EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into this Registration Statement on Form S-8 of our reports dated June 12, 2006 relating to the financial statements of Constellation Energy Partners LLC and Everlast Energy LLC, which appear in the Registration Statement on Form S-1 (File No. 333-134995) and the prospectus filed by Constellation Energy Partners LLC with the Securities and Exchange Commission pursuant to Rule 424(b)(4) on November 15, 2006.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP Houston, Texas February 15, 2007